As filed with the Securities and Exchange Commission on May 11, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1368850
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

950 Winter Street

Waltham, MA 02451

(Address of principal executive offices) (Zip code)

Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan

(Full titles of the plans)

Gregory Weaver

Chief Financial Officer

Eloxx Pharmaceuticals, Inc.

950 Winter Street

Waltham, MA 02451

(781) 557-5300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Miguel J. Vega Cooley LLP 500 Boylston Street Boston, MA 02116 (415) 693-2000	Gregory Weaver Eloxx Pharmaceuticals, Inc. 950 Winter Street Waltham, MA 02451 (781) 557-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
Outstanding under the 2018 Equity Incentive Plan (Options)	129,725(2)	$14.88(3)	$1,930,308(3)	$240
Shares reserved for future grant under the 2018 Equity Incentive Plan	5,291,775(4)	$14.40(5)	$76,201,560(5)	$9,488
Total	5,421,500 shares		$78,131,868	$9,728

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents shares of Common Stock reserved for future issuance pursuant to outstanding stock option awards under the 2018 Plan.
(3)	Estimated in accordance with Rules 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $14.88 per share, the exercise price for the outstanding options granted under the 2018 Plan.
(4)	Represents (i) 5,000,000 shares of Registrant’s Common Stock that were made available for awards under, and upon the effectiveness of, the 2018 Plan, which is a successor to and continuation of the Prior Plans (as defined below), and became effective on April 20, 2018 plus (ii) 421,500 shares of Registrant’s Common Stock that were available for grant under the Sevion Therapeutics, Inc. 2008 Incentive Compensation Plan (as Amended and Restated, effective December 15, 2014) and the Eloxx Pharmaceuticals Ltd. Share Ownership and Option Plan (2013) (the “Prior Plans”), which after the effective date of the 2018 Plan ceased to be available under such Prior Plans and instead added to the number of shares of Registrant’s Common Stock reserved for issuance under the 2018 Plan, excluding (iii) the 129,725 shares described in footnote 2. The number of shares of Registrant’s Common Stock reserved for issuance under the 2018 Plan will automatically increase on January 1st of each year, commencing on January 1, 2019 and ending on (and including) January 1, 2028, by 5% of the shares of capital stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.
(5)	Estimated in accordance with Rules 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $14.40 per share, the average of the high and low prices of the Registrant’s Common Stock on May 9, 2018 as reported on The Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Eloxx Pharmaceuticals, Inc. (the “Registrant”) for the purpose of registering additional securities of Registrant’s Common Stock that have become reserved for issuance as a result of the effectiveness of the Registrant’s 2018 Equity Incentive Plan as described in the Registrant’s Information Statement on Schedule 14C filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 30, 2018. These additional shares of Registrant’s Common Stock are securities of the same class as other securities for which prior Registration Statements on Form S-8 were previously filed with the Commission on January 10, 2018 (File No. 333-222499), February 5, 2015 (File No. 333-201891), May 5, 2014 (File No. 333-195688), March 8, 2013 (File No. 333-187133), January 4, 2012 (File No. 333-178881) October 28, 2011 (File No. 333-177586), June 8, 2010 (File No. 333-167388), February 19, 2009 (File No. 333-157417), January 26, 2007 (File No. 333-140238), and March 28, 2003 (File No. 333-104105). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements on Form S-8.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 16, 2018 and as amended on April 19, 2018.

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on March 2, 2018, March 16, 2018, March 30, 2018, and April 26, 2018.

(c) The Registrant’s Current Reports on Form 8-K/A filed on March 8, 2018, and March 16, 2018.

(d)The Registrant’s Notifications on Form 12b-25/A, each filed on March 8, 2018.

(e) The description of Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed on April 24, 2018, including any amendment or report filed for the purpose of updating such description.

(f) The Registrant’s Current Report on Form 10-Q for the quarter ended on March 31, 2018, filed on May 10, 2018.

(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.9 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.10 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference).

4.11	Amended and Restated Bylaws of the Registrant (filed with the Commission on March 16, 2018 as Exhibit 3.13 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326)and incorporated herein by reference).

4.12	Specimen of Common Stock Certificate (filed with the Commission on March 16, 2018 as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-31326) and incorporated herein by reference.

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (filed with the Commission on March 30, 2018 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-31326) and incorporated herein by reference).

99.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (filed with the Commission on March 30, 2018 as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-31326) and incorporated herein by reference).

99.3	Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (filed with the Commission on March 30, 2018 as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-31326) and incorporated herein by reference).

99.4	Form of Israeli Stock Option Grant Package under the Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (filed with the Commission on March 30, 2018 as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-31326) and incorporated herein by reference).

99.5	Form of Restricted Stock Unit Grant Notice and Agreement under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on May 11, 2018.

ELOXX PHARMACEUTICALS, INC.

By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Ward and Gregory Weaver, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Robert E. Ward	Chairman of the Board of Directors and Chief Executive Officer	May 11, 2018
Robert E. Ward	(Principal Executive Officer)

/s/ Gregory Weaver	Chief Financial Officer	May 11, 2018
Gregory Weaver	(Principal Financial and Accounting Officer)

/s/ Tomer Kariv	Director	May 11, 2018
Tomer Kariv

/s/ Ran Nussbaum	Director	May 11, 2018
Ran Nussbaum

/s/ Silvia Noiman	Director	May 11, 2018
Silvia Noiman, PhD

/s/ Gadi Veinrib	Director	May 11, 2018
Gadi Veinrib

	Director	May 11, 2018
Zafrira Avnur, PhD

	Director	May 11, 2018
Martijn Kleijwegt

	Director	May 11, 2018
Steven D. Rubin

/s/ Jasbir Seehra	Director	May 11, 2018
Jasbir Seehra